Exhibit 99.1 Press Release Basic Energy Services Announces Substantial Progress Made In Discussions With Creditors RECEIVES EXTENSIONS OF FORBEARANCE AGREEMENT AND WAIVERS TO FINALIZE DELEVERAGING TRANSACTION WITH SECURED LENDERS AND UNSECURED BONDHOLDERS FORT WORTH, Texas, Oct. 17, 2016 /PRNewswire/ -- Basic Energy Services, Inc. (NYSE: BAS) ("Basic" or the "Company") today announced that the Company, its secured term loan lenders and secured asset-based revolver lenders (collectively, the "Secured Lenders"), and certain of its unsecured bondholders have made substantial progress towards finalizing the terms of a deleveraging transaction. To enable all parties to finish documenting the terms of such transaction, the Company, its Secured Lenders, and certain of its unsecured bondholders have agreed to further extend the previously announced forbearance agreement and waivers as detailed below. On September 28, 2016, the Company entered into an agreement with holders of over 81% of the 7.75% senior notes due 2019 (the "2019 Notes") to extend the previously announced forbearance agreement. Under the forbearance extension, such unsecured noteholders agreed to forbear from exercising their rights and remedies in connection with the interest payment default, including the right to accelerate any indebtedness, through October 16, 2016 (the "Forbearance Extension Period"). Additionally, the Company's Secured Lenders agreed to provide temporary waivers of certain existing and future defaults under the Term Loan and ABL Facility related, in part, to the missed interest payment. During the Forbearance Extension Period, the Company and its creditors have made significant progress in their negotiations regarding a deleveraging transaction. To provide the Company with additional time to finalize the documentation of the deleveraging transaction, the Company has reached an agreement with holders of over 81% of the 2019 Notes to further extend the Forbearance Extension Period by eight days, through October 24, 2016, subject to certain terms and conditions (including the extension of the Forbearance Extension Period by the Company's secured term loan lenders and secured asset-based revolver lenders) (the "Additional Extension Period"). The Company's secured term loan lenders have also agreed to provide an extension of their temporary waiver through the Additional Extension Period. Furthermore, the Company has received a one-day extension of the temporary waiver with its secured asset-based revolver lenders and is seeking an additional extension of the temporary waiver through October 24, 2016. The October 15, 2016 interest payment on the 7.75% senior notes due 2022 has not been paid. The indenture pursuant to which these notes

Exhibit 99.1 were issued provides a grace period of 30 days before this non-payment constitutes an event of default thereunder. Roe Patterson, Basic's President and Chief Executive Officer, reiterated, "We are very pleased with the progress we have made to date in our restructuring discussions with Basic's creditors. We believe that we are close to finalizing the terms of a financial restructuring plan that will leave the Company well capitalized and positioned for strong growth." The Company continues to have, and expects to have, adequate liquidity to continue its efficient and uninterrupted operations in the ordinary course and to meet all of its obligations to suppliers, customers and employees. About Basic Energy Services Basic Energy Services provides well site services essential to maintaining production from the oil and gas wells within its operating area. The Company employs over 3,500 employees in more than 100 service points throughout the major oil and gas producing regions in Texas,Louisiana, Oklahoma, New Mexico, Arkansas, Kansas, California, and the Rocky Mountain and Appalachian regions. Additional information on Basic Energy Services is available on the Company's website at www.basicenergyservices.com. Safe Harbor Statement This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the status of the negotiations and our liquidity. Basic has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including (i) changes in demand for our services and any related material impact on our pricing and utilizations rates, (ii) Basic's ability to execute, manage and integrate acquisitions successfully, (iii) changes in our expenses, including labor or fuel costs and financing costs, (iv) continued volatility of oil or natural gas prices, and any related changes in expenditures by our customers, (v) competition within our industry, (vi) Basic's ability to comply with its financial and other covenants and metrics in its debt agreements, as well as any cross-default provisions, and (vii) the course of our negotiations with our creditors. Additional important risk factors that could cause actual results to differ materially from expectations are disclosed in Item 1A of Basic's Form 10-K for the year ended December 31, 2015and subsequent Form 10-Qs filed with the SEC. While Basic makes these statements and projections in good faith, neither Basic nor its management can guarantee that anticipated future results will be achieved. Basic assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by Basic, whether as a result of new information, future events, or otherwise.

Exhibit 99.1 Contacts: Alan Krenek, Chief Financial Officer Basic Energy Services, Inc. 817-334-4100 Jack Lascar Dennard ▪ Lascar Associates 713-529-6600